EXHIBIT 10.1


                              SETTLEMENT AGREEMENT

         THIS AGREEMENT, is made and entered into this 14th day of February 2003 by and among Avanti Optics Corporation, a Delaware corporation ("Avanti"), formerly known as CyberOptics Communications Corporation (CO3), CyberOptics Corporation, a Minnesota corporation ("CyberOptics"), and Everest Medical Corporation, a Delaware corporation doing business as Gyrus Group PLC (the "Sublessor").

         WHEREAS, pursuant to that certain Product Licensing and Loan Agreement dated May 1, 2002 (the "Loan Agreement") and related Secured Convertible Promissory Note dated May 1, 2002 (the "Note"), and Security Agreement dated May 1, 2002 (the "Security Agreement" and together with the Loan Agreement and the Note, the "Loan Documents"), CyberOptics loaned to Avanti, and Avanti borrowed from CyberOptics, the sum of $1,500,000 in principal amount (the "Loan Principal Obligation");

         WHEREAS, the Note has also accrued interest through January 31, 2003 in the amount of $87,500 and Avanti is obligated to CyberOptics for the costs, if any, in collecting sums due thereunder (the "Loan Other Obligations")

         WHEREAS, in accordance with Security Agreement, Avanti pledged all of its intellectual property to secure its obligations (such obligations, including the Loan Principal Obligation and the Loan Other Obligations being hereafter referred to as the "Loan Obligations") under the Loan Documents;

         WHEREAS, Avanti has ceased business operations and has otherwise advised CyberOptics that it will be unable to repay the Loan Obligations;

         WHEREAS, CyberOptics has notified Avanti that it is in default under the Loan Documents;

         WHEREAS, CyberOptics and Avanti wish to fully and finally resolve and settle the Loan Obligations;

         WHEREAS, Avanti is the lessee of certain premises under that certain Sublease Agreement dated October 30, 2000 (the "Sublease") between Avanti and Sublessor, pursuant to which Avanti has certain contractual obligations (the "Lease Obligations"), including a contractual obligation to pay rental through December 31, 2004;

         WHEREAS, Avanti has notified the Sublessor that it will not be able to continue to fulfill the Lease Obligations and the Sublessor and Avanti wish to fully and finally settle the Lease Obligations and obtain a full and final termination of the Sublease;

         WHEREAS, the assets of Avanti are insufficient to pay in full the Loan Obligations and the Lease Obligations;


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         WHEREAS, Avanti has a cash balance of approximately $137,500 and proposes to wind down its business by February 28, 2003 (the "Termination Date"), and to pay to the Sublessor the amounts set forth in Section 2.1 of the Agreement, plus the trade obligations, severance and other benefits and miscellaneous expenses (totaling not more than $54,000) during the month of February set forth in the attached Schedule 1 (the "Other Obligations"), but to collect receivables totaling $16,591 during such month from STTR (the "Receivable").

         NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


                            I. THE LOAN OBLIGATIONS.

         1.1 Default. An Event of Default has occurred under the Loan Documents and is continuing in that Avanti has ceased active business operations. Under the terms and conditions of the Security Agreement, following an Event of Default, CyberOptics is entitled to exercise and enforce any and all rights and remedies available to a secured party upon default, including, but not limited to, the right to foreclose its security interest in the Collateral. Avanti accepts this Agreement as notification of default and of foreclosure of CyberOptics' security interest in the collateral described on Schedule 2 (the "Collateral") in accordance with the terms of the Security Agreement and pursuant to applicable law.

         1.2. Partial Satisfaction of Loan Obligations. Pursuant to the Security Agreement and applicable law, CyberOptics hereby (a) accepts the Collateral at the values set forth on Schedule 2 in partial satisfaction of the Loan Principal Obligation, and (b) subject to satisfaction of all of the conditions set forth in this Agreement, hereby forgives and cancels the balance of the Loan Principal Obligation. Avanti (a) consents to the valuation of the Collateral set forth on
Schedule 2 and to the acceptance by CyberOptics of the Collateral in partial satisfaction of the Loan Principal Obligations, and (b) agrees that the Loan Other Obligations remain outstanding.

If there is a discrepancy on the asset list between Schedule 3 and Schedule 4;
Schedule 4 will supercede and have rights over Schedule 3.

         1.3. Satisfaction of Loan Other Obligation. CyberOptics hereby agrees to accept, in full satisfaction of the Loan Other Obligation, assignment to CyberOptics of the equipment set forth in the attached Schedule 3 (the "Equipment"), plus the sum in cash that remains in the accounts of Avanti at the Termination Date, assuming that Avanti has made no further distributions or payments except payment of the February Rent, as defined below, or in payment of Other Obligations together totaling not more than $77,000 and assuming the collection of the Receivable. By execution below, (a) Avanti hereby sells, assigns and transfers to CyberOptics, all of its right, title and interest in the Equipment, free of any liens claims or encumbrances of any kind, (b) Avanti agrees to pay and distribute to CyberOptics, its entire cash balance after payment of the Sublease Settlement as of the Termination Date, and (c) if it has not collected the same as of the Termination Date, Avanti agrees to assign, and hereby does assign, to CyberOptics all of its rights in the Receivable.


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         1.4. Consent. CyberOptics hereby consents to (a) the payment by Avanti to the Sublessor, in full and final settlement of all of the Lease Obligations, and in consideration of a release by the Sublessor of any and all Lease Obligations pursuant to Article II, the consideration set forth in Section 2.1 below, and (b) the payment by Avanti of the Other Obligations prior to the Termination Date.


                            II. THE LEASE OBLIGATIONS

         2.1 Settlement. The Sublessor hereby agrees to accept, in full satisfaction of any and all Lease Obligations, (i) the February Rent when the same is due and payable in the amount of $23,000 (the "February Rent"), plus
(ii) the sum of $38,500 (the "Termination Payment") in cash paid on or before the Termination Date, plus (iii) the Security Deposit under the Sublease, plus
(iv) an assignment to the Sublessor of those certain furniture, fixtures and equipment set forth in Schedule 4 (the "FF&E"). By execution below, Avanti hereby sells, assigns and transfers to Sublessor, effective as of the Termination Date, all of its right, title and interest in the FF&E, free of any liens, claims or encumbrances of any kind. Sublessor agrees that Avanti shall continue to have use of all of the FF&E through the Termination Date.

If there is a discrepancy on the asset list between Schedule 3 and Schedule 4;
Schedule 4 will supercede and have rights over Schedule 3.

         2.2 Termination and Release. Subject to Avanti's performance of its obligations hereunder, the Sublease and the Lease Obligations are hereby in all respects terminated effective as of the Termination Date. The Sublessor hereby releases and forever discharges Avanti, its officers, employees, agents, assigns, insurers, representatives, counsel, administrators, successors, shareholders (including CyberOptics), and/or directors, and Avanti hereby releases the Sublessor, its officers, employees, agents, assigns, insurers, representatives, counsel, administrators, successors, shareholders and/or directors from all liability for damages or claims of any kind and agrees not to institute any claim for damages or otherwise, by charge or otherwise, nor authorize any other party, governmental or otherwise to institute any such claim, arising from or related to the Lease Obligations, subject only to the performance of its obligations hereunder.

         2.3 Surrender of Premises; Compliance with Sublease. Avanti hereby agrees to surrender the Sublease premises effective as of the Termination Date in compliance with the terms of the Sublease, and agrees that the Sublessor shall be entitled to exclusive possession, use and quiet enjoyment of such premises from and after the Termination Date. Avanti also shall perform all of its obligations under the Sublease through the Termination Date, except as specifically modified herein.

         2.4 Consent. Sublessor hereby consents to (a) the payment by Avanti to CyberOptics, in full and final settlement of all of the Delinquency Obligation pursuant to Article I, the consideration set forth in Section 1.3 above, and
(ii) the payment by Avanti of the Other Obligations prior to the Termination
Date.


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                             III. OTHER OBLIGATIONS

         Avanti hereby agrees to pay in full the Other Obligations up to a maximum of $77,000 prior to the Termination Date and to obtain a receipt from holders of Other Obligations who are service providers acknowledging the absence of any further obligation for fees, disbursements or otherwise.


                   IV. REPRESENTATIONS AND COVENANTS OF AVANTI

         4.1 Representations. Avanti represents and warrants to CyberOptics that:

         (a) The execution, delivery and performance by Avanti of this Agreement has been duly authorized by all necessary corporate action by Avanti, including, without limitation, approval of the Board of Directors of Avanti (including the members of the Board representing holders of the Series A Convertible Preferred Stock). This Agreement constitutes the legal, valid and binding obligation of Avanti.

         (b) Schedule 2, Exhibit A, sets forth a true and correct listing of all patents, patent applications, trademarks and tradenames registered, filed for registration or otherwise obtained by Avanti as of the date of this Agreement, and Avanti has obtained assignment of all patents and patent applications from inventors who have an obligation to provide such assignment to Avanti. Avanti hereby assigns to CyberOptics all rights to enforce any and all confidentiality, nondisclosure, patent and intellectual property assignment documents of its employees, consultants and advisors.

         (c) Except with respect to the Lease Obligations, the Loan Obligations and the Other Obligations, Avanti has no obligations, whether by way of indebtedness for borrowed money, trade indebtedness or payables, contingent liabilities, liability for taxes, lease obligation or otherwise, and no person has any claim against Avanti, whether liquidated, by way of contract contingent upon future events, or by way of pending action, suit or proceeding to which Avanti is a party.

         (c) Except with respect to the security interest created pursuant to the Loan Documents, Avanti has good and marketable title to the Collateral, the Equipment and the FF&E, free of any lien, claim or encumbrance.

         4.2  Covenants

         (a) Except as set forth in this Agreement, Avanti agrees not to make any disposition (including assignments or security interests) of any of the Collateral, the Equipment or the FF&E.

         (b) Avanti agrees not to pay any expenses other than the Other Obligations without the written consent of CyberOptics.


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         (c) The officers of Avanti hereby agree, from time to time, to promptly execute and deliver all further instruments and documents, and take all further action, as CyberOptics may deem necessary or may reasonably request, in order to assign to and vest in CyberOptics ownership, free of all liens, claims and encumbrances, of the Collateral and Equipment.

         (d) Avanti agrees that effective as of the Termination Date, it shall cease all business operations, except as may otherwise required to deal with any claim that arises after execution of this Agreement, and specifically that it will not engage in any activities in connection with techniques or products for the manufacturing of components for the fiber-optic communications industry.


                                V. MISCELLANEOUS

         5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Minnesota as applied to agreements among Minnesota residents entered into and to be performed entirely within the State of Minnesota.

         5.2 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Agreement will not be affected or impaired thereby.

         5.3 Headings. The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         5.4 Third-Party Benefit. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

         5.5 Counterparts. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.




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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


AVANTI OPTICS CORPORATION                       CYBEROPTICS CORPORATION


By: /s/ Kent O. Lillemoe                        By:  /s/ Scott Larson
    ---------------------------                      ---------------------------
Name:   Kent O. Lillemoe                        Name:    Scott Larson
      -------------------------                       --------------------------
Title:  Chief Financial Officer                 Title:   VP Finance & CFO
       ------------------------                        -------------------------



                                                EVEREST MEDICAL CORPORATION,
                                                DBA GYRUS GROUP PLC


                                                By: /s/ Chris Smith
                                                    ----------------------------
                                                Name:   Chris Smith
                                                      --------------------------
                                                Title:  President & CEO
                                                       -------------------------





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